Exhibit 99.3

IMPACT OF A NEW ORAL TESTOSTERONE UNDECANOATE (TLANDO™) ON BLOOD PRESSURE AND CARDIOVASCULAR RISK MP45 - 14 Presenter: Mohit Khera, MD Professor of Urology Baylor College of Medicine, Houston, TX May 15, 2020

Introduction ▪ Cardiovascular (CV) risk of chronic use of testosterone replacement therapy (TRT) is unclear. Objective ▪ To assess the effects of TLANDO™ ( fixed dose oral TRT) on BP (specifically, SBP changes in CV risk categories based on Framingham Risk Score) in hypogonadal men Methods ▪ A 16 - week, multicenter, single arm, 24 - hr ambulatory blood pressure monitoring (ABPM) study in hypogonadal men (n=138) ▪ 126 completed study and 118 are available for 24 - hr ABPM data BP: Blood Pressure, SBP: Systolic BP

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Results

Demographics

- Mean Age, BMI: 53.8 yrs, 33.1 kg/m^2
- Comorbidities: obesity (30%), T2D (24%), hypertension (48%)

Minimal Effects on 24-Hr BP

- SBP: BL=127mmHg, Δ=↑ 3.8mmHg
- DBP: BL=79mmHg, Δ=↑ 1.2mmHg

Lowered BP of Subjects with SBP>140mmHg at BL (n=25)

- SBP: BL=151.1mmHg, Δ=↓ 3.0mmHg
- DBP: BL=86.3mmHg, Δ=↓ 1.4mmHg

Effect on HTN Status

- 1% subjects had a new start or an increase of anti-hypertensive medication

SBP Change Based on FRS*

CV Risk Category	N	24-hr SBP Change
Low CV Risk	40	↑ 2.6 mmHg
Moderate CV Risk	74	↑ 4.8 mmHg
High CV Risk	**4**	**↓ 1.8 mmHg**

* Framingham Risk Score

TLANDO™ Effect on Hematocrit (HCT)

- Mean HCT CBL is 3.2%
- 4.6% subjects (n=6) had HCT > 54% at EOS

Safety with TLANDO™

- Well tolerated, no deaths, no drug-related SAEs, no MACEs